Exhibit 99.1

News Release

SILICON LABORATORIES TO ACQUIRE CYGNAL INTEGRATED
PRODUCTS, AN INNOVATOR IN MIXED-SIGNAL MICROCONTROLLERS

— Acquisition Marks Entry into Multi-billion Dollar General-Purpose Analog and MCU
Markets —

AUSTIN, Texas, Sept. 25, 2003 — Silicon Laboratories Inc. (Nasdaq: SLAB) today announced it has signed a definitive agreement to acquire Austin-based Cygnal Integrated Products, Inc., an innovator in analog-intensive, highly integrated 8-bit microcontrollers (MCUs).  Cygnal’s portfolio of over 50 general-purpose products will add breadth and diversity to Silicon Laboratories’ existing product line of high-performance, application-specific mixed-signal ICs.

In connection with the acquisition, Silicon Laboratories will issue at closing approximately 1.2 million shares of common stock in exchange for all outstanding shares of Cygnal capital stock. Up to approximately 1.3 million additional shares of Silicon Laboratories common stock will be reserved for future issuance to the shareholders of Cygnal based on the achievement of certain revenue milestones following the closing of the transaction.

Cygnal’s C8051F family of microcontrollers is positioned at the intersection of the 8-bit MCU and the high-performance analog markets, which are estimated by Gartner to be $5 billion and $9 billion markets respectively. The Cygnal solution uniquely integrates intelligent data capture in the form of high-resolution data converters, a traditional MCU computing function, Flash memory and a highly programmable set of communication interfaces in a single system on a chip.   The combination of configurable high-performance analog, 100 MIPS 8051 core and in-system field programmability provides the user with complete design flexibility, improved time-to-market, superior system performance and greater end product differentiation. This intersection is expected to become a sweet spot in large markets spanning consumer products and appliances, automotive, industrial systems, medical and networking applications.

“The acquisition of Cygnal reflects our strategy to further diversify our business and enhances our substantial development efforts underway on new products,” said Nav Sooch, chairman and chief executive officer of Silicon Laboratories. “Cygnal’s unique, analog-intensive approach delivers a highly differentiated product family that addresses the broad-based, high-margin, 8-bit MCU and general-purpose analog markets.”

“We have experienced strong initial acceptance of our products, shipping over 13,000 development systems and building a base of over 3000 customers,” said Derrell Coker, president and chief executive officer of Cygnal Integrated Products.  “Silicon Laboratories’ well developed marketing capabilities, sales channel and market position offer an exciting means to gain increased share among the global customer base.”

“Cygnal is a clear match for Silicon Laboratories in terms of products, culture and engineering focus, making it a unique case where acquisition made sense within our strategic objectives,” said Dan Artusi, president and chief operating officer.  “We believe that Silicon Laboratories’ strong global market presence will result in broader acceptance of Cygnal’s compelling product portfolio.”

The acquisition is expected to be slightly dilutive to Silicon Laboratories in 2004, becoming accretive during 2005. The acquisition is expected to close during the fourth quarter. The boards of directors of both companies have approved the merger, which awaits the satisfaction of regulatory requirements, approval by Cygnal’s shareholders and other customary closing conditions.

Conference Call Today

A conference call and presentation is scheduled for 4:15 p.m. Central Time.  To access the presentation and audio webcast visit Silicon Laboratories’ website under Investor Relations http://www.silabs.com.  A replay will be available after the call at the website listed above or by calling 800-945-8355 (U.S.) or 402-220-3594 (international).  These replays will be available through October 25, 2003.

About Cygnal Integrated Products, Inc.

Cygnal, a private fabless semiconductor company based in Austin, Texas, was founded in 1999 and has 62 employees. Cygnal has 35 patents pending or issued on its family of analog-intensive, high-speed 8-bit MCUs that serve a broad range of markets and customers. Cygnal raised approximately $36 million in venture capital funding from Alliance Technology Ventures, Austin Ventures, Bank of America Venture Partners (BAVP) and other venture and private investors.  For more information about Cygnal, please visit www.cygnal.com.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive mixed-signal integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Where to Find Additional Information

Silicon Laboratories intends to seek approval of the California Corporations Commission or, in the alternative, file a registration statement, including proxy statement/prospectus and other relevant materials with the SEC, for the issuance of its shares in connection with the proposed acquisition of Cygnal by Silicon Laboratories.  The informational materials or, if applicable, proxy statement/prospectus, will be mailed to the stockholders of Cygnal.  Stockholders of Cygnal and investors are urged to read the relevant materials when they become available before making any voting or investment decision with respect to the proposed merger, because they will contain important information about Silicon Laboratories, Cygnal and the proposed merger.  In addition, Silicon Laboratories files annual, quarterly and special reports, proxy statements and other information with the SEC, which may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, stockholders and investors may obtain free copies of the documents filed with the SEC by Silicon Laboratories by contacting Silicon Laboratories Investor Relations, 4635 Boston Lane, Austin, Texas 78735, (512) 416-8500.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the risks or factors that could cause actual results to differ materially from those in the forward-looking statements are as follows: risks associated with the completion of the Cygnal acquisition; the impact that failure to do so could have on the realization of the anticipated benefits of the acquisition; risks associated with the successful integration of Cygnal’s business or the failure to do so in a manner that realizes the anticipated benefits of the acquisition; that Silicon Laboratories may not be able to maintain its historical growth rate; quarterly fluctuations in revenues and operating results; risks that Silicon Labs may not be able to manage strains associated with its growth; dependence on new product development; rapid technological and market change; difficulties developing new products that achieve market acceptance; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; dependence on a limited number of products and customers; product development liability risks; intellectual property litigation risks; acquisition strategy; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories filings with the SEC, including the Form 10-K filed January 22, 2003 and the Form 10-Q filed July 21, 2003.

Note to editors: Silicon Laboratories and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT:  Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

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